                                                                Rule 424(b)(2)
                                                    Registration No. 333-83643

PRICING SUPPLEMENT TO PROSPECTUS DATED JULY 23, 1999,
AS SUPPLEMENTED BY PROSPECTUS SUPPLEMENT DATED DECEMBER 17,
1999/AUTHENTICATION CERTICIATE SUPPLEMENTAL TO THE
OFFICERS' CERTIFICATE AND COMPANY ORDER, DATED DECEMBER 17,
1999 NO. 2 DATED: 04-25-2000

                                U.S. BANCORP

                    Medium-Term Notes, Series L (Senior)
                 Medium-Term Notes, Series M (Subordinated)


CUSIP: 91159H FP0                       Issue Price (Dollar Amount and Percentage of Principal Amount):
                                        $500,000,000.00/99.884%

Series:                                 Proceeds to the Company: $499,420,000.00

[X] Series L (Senior)                   Interest Rate/Initial Interest Rate: TBD 4-27-2000
[_] Series M (Subordinated)
                                        Interest Payment Dates: Each February, May, August, November 1
Form of Note:
                                        Regular Record Dates: 15 calendar days prior to Interest Payment Date
[X] Book-Entry
[_] Certificated                        Interest Determination Dates: 2 London days prior

Principal Amount: $500,000,000.00       Interest Reset Dates: The 1st or each February May, August, November

Trade Date: 4-25-2000                   Index Source: Telerate 3750

Original Issue Date: 5-1-2000           Index Maturity: 3 month

Maturity Date: 11-01-2002              Spread: +.20%


Base rate (and, if applicable,          Spread Multiplier: --
related Interest Periods):
                                        Maximum Interest Rate: --

                                        Day Count: Actual/360

[_] Fixed Rate Notes                    Minimum Interest Rate: --
[_] Commercial Paper Rate Note
[_] Federal Funds Rate Note
[X] LIBOR Note                          For Original Issue Discount Notes:
[_] Prime Rate Note                             Original Issue Discount:     -- %
[_] CD Rate Note                                Original Issue Discount:     -- %
[_] Treasury Rate Note                          Yield to Maturity:           -- %
[_] CMT Rate Note
[_] Other Base Rate
    (as described below)
[_] Zero Coupon Note

Agent's Commission: $580,000
                       .116%                    Original Issue Discount Notes:

Redemption Terms: --

Other Terms: --

Name of Place Agent and Delivery Instructions:      [_] Subject to special provisions set forth therein
                                                        with respect to the principal amount thereof
Chase                                                   payable upon any redemption or acceleration of
                                                        the maturity thereof.
DTC #187                                            [_] For Federal income tax purposes only.

3 month LIBOR +.25% all-in
                                                Signature

                                                /s/ KENNETH D. NELSON
                                                -------------------------------------
                                                        (Authorized Signature}

                                                /s/ BRETT BOUSHELE
                                                -------------------------------------
                                                        (Authorized Signature}